EXHIBIT 5.1

NIXON PEABODY LLP

Two Embarcadero Center
Suite 2700
San Francisco, CA 94111-3996
(415) 984-8200
Fax: (415) 984-8300

R. Brent Faye
Direct Dial: (415) 984-8365
E-Mail: rfaye@nixonpeabody.com

March 5, 2002

Coast Bancorp
553 B Higuera
San Luis Obispo, CA, 93401

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 filed by Coast Bancorp ("Coast") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 180,100 shares of Coast Common Stock no par value, (the "Shares") to be issued in connection with the grant and exercise of options and resale of shares under the Coast Bancorp Employee Stock Option Plan and the Coast Bancorp Directors' Stock Option Plan (the "Stock Option Plans"):

        We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

Very truly yours,
/s/ NIXON PEABODY LLP